INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-63608 of the International Game Technology Profit Sharing Plan on Form S-8 of our report dated May 21, 1998, appearing in this Annual Report on Form 11-K of the International Game Technology Profit Sharing Plan for the year ended December 31, 1997.


DELOITTE & TOUCHE, LLP

Reno, Nevada
June 26, 1998